FINANCING AND SECURITY AGREEMENT

     This Financing Agreement (this “Agreement”) is entered into this 20th day of May 2013 by and among Echo Automotive, Inc., a Nevada corporation (the “Company”) and United Fleet Financing LLC (“EASLER”). Each of the parties to this Agreement also referred to as a “Party” and collectively the “Parties.” This Agreement sets forth the terms for mezzanine financing to the Company from EASLER.

RECITALS

     WHEREAS, the Parties and their respective Board of Directors have agreed to enter into a financing agreement as detailed within;

     WHEREAS, the Parties intend to clarify the commitment of EASLER to providing financing for the Company as evidenced by this Agreement;

     WHEREAS, the Company will agree to specific terms and conditions for such financing;

     WHEREAS, EASLER will agree to provide $1,500,000 of funding to the Company as part of this Agreement;

     WHEREAS, the Parties agree that said funding will be provided to the Company in installment payments pursuant to a form of Secured Convertible Note in the form set forth in Exhibit A; and

     WHEREAS, the Agreement will provide for certain conversion and payable in kind features.

     NOW THEREFORE BE IT RESOLVED, that for consideration noted in this Agreement, which all parties deem sufficient, and intending to be bound by the provisions hereof, the Parties agree as follows:

AGREEMENT

     1. Financing. EASLER hereby agrees to provide the Company with funding with the following schedule (the “Funding Commitments”):

          1.1 Upon the execution of this Agreement, EASLER hereby agrees to provide the Company $1,500,000 of funding (“Funding”) which will be issued by wire transfer in nine (9) monthly installments (“Payment Schedule”) pursuant to the schedule described within the Payment Schedule Table below.

Payment Schedule Table

1	6/15/13	$166,000.00
2	7/15/13	$166,000.00
3	7/30/13	$166,000.00
4	8/1/13	$166,000.00
5	9/1/13	$166,000.00
6	10/1/13	$166,000.00
7	11/1/13	$166,000.00
8	12/1/13	$166,000.00
9	1/1/14	$172,000.00

1

          1.2 As set forth within this Agreement, in connection for each $0.55 EASLER provided in cash for financing for the Company, EASLER will receive a warrant to purchase 1.25 shares of Echo restricted common stock at a per share exercise price of $0.65 with a term of eighteen (18) months (the “Warrants”). The Warrants shall be in substantially the form attached hereto as Exhibit B.

          1.3 For purposes of clarification, subject to the other provisions of this Agreement, upon final payment of the full Funding, the Company will have received $1,500,000 from EASLER and the Company shall have issued Warrants to EASLER to purchase 3,409,091 shares of Company restricted common stock at an exercise price of $0.65 per share of cash received by the Company from EASLER (“Warrant” or “Warrants”). The Warrants will have an eighteen (18) month exercise right from date of issuance and will have a strike price of $0.65 per share. Any Warrants due to EASLER from the Company will occur within ninety (90) days from the receipt of any cash, resulting from the financing described within, which triggers the Warrant(s) issuance. (Example: Company receives $166,000 of cash from EASLER per this Agreement = $166,000/$0.55 = 301,818 X 1.25 = 377,273 of exercisable warrant at $0.65 strike price).

          1.4 The Funding is being provided to the Company by EASLER which has a maturity date of five (5) years from the date of the first advance (“Maturity Date”). Company may give Notice to EASLER of their request to convert any amount due under the Note at any time after the 1 year anniversary of such Note. Upon Notice, EASLER will have 5 business days to either convert per the terms of this agreement or request to be paid in cash by Company.

          1.5 EASLER may convert all amounts due Echo as described in the Note, Echo Common stock, at any time.

          1.6 The eight percent (8%) interest due to EASLER will be paid annually with an additional payable in kind (PIK) Note which will also bear interest at eight percent (8%) paid annually (“Interest”). Interest will be accrued annually and will not be due until the Maturity Date described within. The Company will have the option to pay the Interest at any time during the Term without any type of penalty in cash or common shares of the Company, at the Companies sole option, calculated as 1 share per $0.55 of interest owed.

          1.7 If EASLER elects, at its sole discretion, to convert any of the outstanding Note balance to Echo restricted common stock, the conversion rate will be one share of Company restricted common stock for each $0.55 (“Conversion”) (Example: $1.5M repayment amount would convert to approximately 2,727,273 Echo restricted common shares [$1,500,000/$0.55 = 2,727,273]).

          1.8 If EASLER does not exercise each Warrant within the five (5) year term, the Warrant will expire without further obligations from the Company.

          1.9 In the event both Parties agree in writing to accelerate the payment of any portion of the Funding, EASLER will be provided with an additional Warrant per the terms above for each dollar accelerated. For clarity, if EASLER were to accelerate $100,000 of the funding from the last month, he would receive an additional 100,000 Warrants.

     2. Default by Easler.

          2.1 Acceleration of Obligations. In the event that any payment required pursuant to Section 1 is not delivered to the Company within 15 days after written Notice of a demand of the date such payment is due, all obligations for payments pursuant to Section 1 will accelerate, and EASLER shall be obligated to provide the entire remaining Funding to the Company, provided that no default or event of default has accrued or is continuing by the Company under any agreement with Holder.

2

          2.2 Security Interest: To secure repayment of the Note, the Company grants to EASLER a first lien security interest in the assets of the company, including all patents, IP, and all other assets, of any kind until this note is paid in full or converted per the terms of this agreement. This Security Interest will be not be subordinated to any other debt or agreement without the written consent of both parties.

     3. GENERAL PROVISIONS.

          3.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          3.3 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4 Amendments and Waivers. The terms of this Agreement may be amended, terminated or waived only with the written consent of the Parties.

          3.5 Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed to the address or record for the Parties on the Company’s books and records. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or three days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

          3.6 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          3.7 Entire Agreement. This Agreement and the Exchange Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. To the extent of any conflict between this Agreement, the Exchange Agreement or the EASLER Agreement, the Parties agree that the terms of this Agreement shall prevail.

3

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

THE COMPANY:

ECHO AUTOMOTIVE, Inc., a Nevada corporation

By:
DAN KENNEDY
Chief Executive Officer

EASLER:

UNITED FLEET FINANCING LLC

By:

Name:	Kevin Easler

Title: Sole Member

4

EXHIBIT A

Form of Secured Convertible Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

$1,500,000.00

ECHO AUTOMOTIVE, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

May __, 2013

     Echo Automotive, Inc. a Nevada corporation (the "Company"), the principal office of which is located at 16000 N. 80th Street, Suite E, Scottsdale, Arizona 85260, for value received hereby promises to pay to United Fleet Financing LLC (the "Holder"), or its registered assigns, the sum of One Million Five Hundred Thousand Dollars and No Cents ($1,500,000.00), or such lesser amount as shall then be outstanding hereunder. The principal amount hereof shall be funded by Holder in several installments of One Hundred Sixty-Six Thousand Dollars and No Cents ($166,000.00) on the date hereof and each month thereafter as set forth in Schedule 1. Any unpaid accrued interest hereon, as set forth below, shall be due and payable on each annual anniversary date of funding, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all principal amounts due hereunder shall be made by mail to the registered address of the Holder at the end of the five (5) year term unless accelerated for an event of default. This Secured Convertible Promissory Note (“Note”) is one in a series of Notes issued by the Company pursuant to that certain Financing and Security Agreement, dated as of May 20, 2013, by and among the Company, Holder and certain other persons (the “Financing and Security Agreement”). To the extent of any conflict between the Financing and Security Agreement and this Note, the term of the Note shall prevail and supersede in material respects.

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

     (i) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

     (ii) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

     2. Interest. Upon the maturity of this Note, the Company shall pay interest at the rate of eight percent (8.0%) per annum (the "Initial Interest Rate") on the principal outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the rate equal to the lesser of (a) the Initial Interest Rate plus five percent (5.0%) or (b) the highest rate then permitted by law shall continue to accrue on the balance of any unpaid principal until such balance is paid.

     3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an "Event of Default"), the Holder of this Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

     (i) failure by the Company to make any payment under this Note of the principal or unpaid accrued interest of this Note when due and payable if such failure is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or

     (ii) failure of the Company to perform any other covenant contained herein or in any other Loan Document (as defined in the Loan and Security Agreement), if the same has continued for thirty (30) days after written notice specifying such failure has been delivered to the Company by Holder; or

     (iii) an Event of Default occurs on any of the other Notes and such default is not cured within any applicable cure period in such Note; or

     (iv) the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

     (v) if, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver, or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

     (vi) any declared default of the Company under any Senior Indebtedness (as defined below) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.

     4. Warrants. For each installment of One Hundred Sixty-Six Thousand Dollars and No Cents ($166,000.00), Holder shall receive a five (5) year warrant to purchase 377,273 common shares of the Company at $0.65 per share.

     5. Security. The obligations of the Company to the Holder pursuant to this Note shall be secured by a lien on all assets of the Company, including a Pledge of the LLC’s interests of Advanced Technical Asset Holdings LLC acquired on April 5, 2013, which lien shall be evidenced by a security agreement. The lien in favor of Holder shall be subordinated to any lien in favor of the holder(s) of the Senior Indebtedness as provided in Section 4 of this Note. The Company hereby authorizes and appoints the Holder to take all such action, including the filing of a UCC-1 form.

     6. Conversion.

          6.1. Voluntary Conversion. The Holder of this Note shall have the right, at the Holder's option, to convert the entire unpaid principal amount and accrued interest under this Note, in whole but not in part, into fully paid and nonassessable shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at a per share conversion price equal to $0.55 per share, subject to adjustment as provided below in Section 7 (the “Conversion Price”).

          6.2. Conversion Procedure. Before the Holder shall be entitled to convert this Note into shares of Common Stock pursuant to Section 6.1, it shall (i) surrender this Note, duly endorsed, at the principal corporate office of the Company, (ii) deliver the Notice of Conversion set forth on Exhibit A attached hereto by mail, postage prepaid, to the Company at its principal corporate office, and (iii) state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at the address of such Holder specified in the Notice of Conversion a certificate or certificates for the number of shares which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described below in Section 6.4. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          6.3. Mechanics and Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be made in cash. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

     7. Conversion Price Adjustments.

          7.1. Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

          7.2. Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

          7.3. Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, or in the case the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation on or after the date hereof, then and in each such case the Holder of this Note, upon the conversion hereof at any time after the consummation of such reclassification, change, reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided herein; and in each such case, the terms of this Section 7.3 shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after such consummation.

          7.4. Notices of Record Date, etc. In the event of:

                 7.4.1 Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                 7.4.2 Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or

                 7.4.3 Any voluntary or involuntary dissolution, liquidation, or winding up of the Company,

then the Company will mail to the holder of this Note at least ten (10) days prior to the earliest date specified therein, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

          7.5. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock (and shares of its common stock for issuance on conversion of such Common Stock) as shall from time to time be sufficient to effect the conversion of the Note and of the Common Stock; and if at any time the number of authorized but unissued shares of Common Stock (and shares of its common stock for issuance on conversion of such Common Stock) shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or common stock, as the case may be, to such number of shares as shall be sufficient for such purposes.

     8. Assignment. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

     9. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and Holder.

     10. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale, or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale, or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

     12. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.

     13. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of shares of capital stock obtainable hereunder until, and only to the extent that, this Note shall have been converted.

     14. Governing Law. This Note, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be interpreted, construed, and enforced in accordance with the laws of the state of Arizona, without regard to its choice of law principles.

     15. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

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     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the day and year first above written.

ECHO AUTOMOTIVE, INC.

By: ___________________________________
Dan Kennedy, Chief Executive Officer

Name of Holder:	United Fleet Financing LLC

Address:	c/o Kevin Easler
19936 N. 101st Place
Scottsdale, AZ 85255

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

     The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of Echo Automotive, Inc. to the extent of $__________unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, _____________, whose address is ______________________

Dated:______________________

(Signature must conform in all respects to name of
holder as specified on the face of the Note)

(Address)

A-1

SCHEDULE 1

Payment Schedule Table

1	6/15/13	$166,000.00
2	7/15/13	$166,000.00
3	7/30/13	$166,000.00
4	8/1/13	$166,000.00
5	9/1/13	$166,000.00
6	10/1/13	$166,000.00
7	11/1/13	$166,000.00
8	12/1/13	$166,000.00
9	1/1/14	$172,000.00

Schedule 1

EXHIBIT B

Form of Warrant Agreement

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.

Date of Issuance: _________, 2013	Number of Shares__________________
Warrant No. _____	(subject to adjustment)

ECHO AUTOMOTIVE, INC.
A NEVADA CORPORATION

Warrant

     Echo Automotive, Inc., a Nevada corporation (the “Company”), for value received, hereby certifies that _______________________(the “Initial Holder”), or its registered assigns (the Initial Holder or such registered assigns shall be referred to as the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time on or after the Exercise Date and on or before the Expiration Date, up to ___________shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a purchase price $______per share (the “Purchase Price”). The number of shares of Warrant Shares and the Purchase Price may be adjusted from time to time pursuant to the provisions of this Warrant. As used herein, “Exercise Date” means any date after the date hereof and prior to the Expiration Date on which the Registered Holder elects by written notice to the Company to exercise this Warrant.

     This Warrant is issued pursuant to that Securities Purchase Agreement, dated as of ___________, 2013, by and among the Company and the Initial Holder (the “Purchase Agreement”).

     1. Exercise.

          (a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise. The Purchase Price may be paid by cash, check, or wire transfer.

          (b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

          (c) Delivery to Holder. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                    (i) a certificate or certificates for the number of shares of Warrant Shares to which such Registered Holder shall be entitled, and

                    (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

     2. Adjustments.

          (a) Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, then the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, then the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (b) Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Shares or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

     3. Transfers.

          (a) Unregistered Security. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, pledged, distributed, offered for sale, transferred or otherwise disposed of in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration or qualification is not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

          (b) Transferability. Subject to the provisions of Section 3(a) hereof and subject to the Company’s approval, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

          (c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

     4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 11 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

     5. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate five (5) years from the date of issuance of this Warrant (the “Expiration Date”).

     6. Notices of Certain Transactions. In the event:

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Shares shall be entitled to exchange their shares of Warrant Shares (or such other stock or securities) for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     7. Reservation of Stock. The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants. All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 3 hereof.

     8. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     10. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

     11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     12. Representations of Registered Holder. By acceptance of this Warrant, the Registered Holder hereby represents and acknowledges to the Company that:

          (a) this Warrant and the Warrant Shares are “restricted securities” as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

          (b) the Registered Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

          (c) the Registered Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and the Warrant Shares and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent the Registered Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws; and

          (d) the Company may affix one or more legends, including a legend in substantially the following form (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates representing Warrant Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.”

     13. No Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one such share on the date of exercise, as determined in good faith by the Company’s Board of Directors.

     14. Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder.

     15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     16. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer as of the date first above written.

ECHO AUTOMOTIVE, INC., a Nevada corporation

Signed: __________________________________

By: Wm. Daniel Kennedy

Title: CEO

Address:	16000 N. 80th Street, Suite E
Scottsdale, AZ 85260

Phone No.:	(855) 324-6288

INITIAL HOLDER: United Fleet Financing LLC

By:  __________________________________

Print Name:              KevinEasler

Title:               Member

[SIGNATURE PAGE TO ECHO AUTOMOTIVE, INC. WARRANT]

EXHIBIT A

PURCHASE/EXERCISE FORM

To: ECHO AUTOMOTIVE, INC.	Dated:_________________

     The undersigned, pursuant to the provisions set forth in the attached Warrant No. ___ hereby irrevocably elects to purchase _____shares of the Common Stock covered by such Warrant and herewith makes payment of $________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 12 of the Warrant and by its signature below hereby makes such representations and warranties to the Company as of the date hereof.

     The undersigned further acknowledges that it has reviewed that certain Securities Purchase Agreement, dated as of ________, 2013, among the Company and certain holders of the Company’s securities (as amended from time to time) and agrees to be bound by such provisions.

Signature: _________________________________

Name (print): _______________________________

Title (if applic.) _____________________________

Company (if applic.): _________________________

EXHIBIT B

ASSIGNMENT FORM

     FOR VALUE RECEIVED, _________________________________________hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated: _________________________________	Signature: _________________________________

_________________________________

Witness: _________________________________

B-1